Exhibit 99.1

ChineseInvestors.com, Inc. Announces Record Revenues for Q1 Fiscal Year 2020

Company Reports 174% Year-Over-Year Increase Driven by Continued Growth of the Company’s Core Business Lines and its Industrial Hemp/CBD Consumer Product Lines

San Gabriel, CA, October 17, 2019 (GLOBE NEWSWIRE) -- via NetworkWire - ChineseInvestors.com, Inc. (OTCQB:CIIX) (“CIIX” or “the Company”), an established financial news and investment portal as well as a leading industrial hemp retailer for the Chinese-speaking community, today announced its financial and operational summary for the First Quarter of its Fiscal Year 2020.

Q1 Fiscal Year 2020 Financial Highlights

•	Total revenue for Q1FY2020 was $1,956,960, a 174.7% increase from $712,360 for the same quarter in the prior year.
•	Hemp and CBD sales revenues for Q1FY2020 were $948,751, a 569.2% increase from $141,764 for the same quarter in the prior year.
•	Although subscription revenues were slightly down $186,452, a 17.6% decrease from $226,312 for the same quarter in the prior year, largely attributable to the suspension of some of the Company’s paid cryptocurrency subscription offerings, the Company’s investor relations revenues for Q1FY2020, were $821,361, an improvement of 200%+ from $271,248 for the same quarter in the prior year.

“Fiscal Year 2020 is off to a great start evidenced by continued growth in both the Company’s core business and its industrial hemp/CBD product business. Following the 2018 cryptocurrency crash, the Company re-focused on its core business, including providing investor relations services for other companies, especially those requiring Mandarin language support, and continued to implement its strategic plans for expansion of CBD Biotechnology Co. Ltd.’s, industrial hemp/CBD product lines in China evidenced by new product launches and initiatives taken to expand geographically in the Asian market,” said Mr. Warren Wang , CEO of ChineseInvestors.com, Inc.

The net loss from operations for Q1FY2020 was $2,645,717.

The Company's complete financial and operational results for its first quarter ended August 31, 2019, are provided in its Form 10Q for Q1 FY2020, filed with the SEC on October 15, 2019, available online at http://www.ChineseInvestors.com.

About ChineseInvestors.com

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail, online and direct sales of hemp-based products and other health related products.

For more information, visit ChineseInvestors.com.

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Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; and (v) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

ChineseInvestors.com

227 W. Valley Blvd., #208 A

San Gabriel, CA 91776

Investor Relations:

Alan Klitenic

+1-214-636-2548

PR@chinesefn.com

Corporate Communications:

NetworkWire (NNW)

New York, New York

www.NetworkNewsWire.com

+1-212-418-1217 Office

Editor@NetworkWire.com

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